Exhibit 99.1

Rhythm Pharmaceuticals Announces Appointment of Stuart Arbuckle to its Board of Directors

Boston, MA — July 24, 2019 - Rhythm Pharmaceuticals, Inc. (Nasdaq:RYTM), a biopharmaceutical company focused on the development and commercialization of therapeutics for the treatment of rare genetic disorders of obesity, today announced the appointment of Stuart Arbuckle to its Board of Directors.

“We are excited to welcome Stuart to our Board of Directors as we move through the late-stage clinical development of setmelanotide and begin to develop a commercial infrastructure,” said Rhythm Board of Directors Chairman David Meeker, M.D. “Stuart has extensive experience leading global sales and marketing efforts for several therapies in rare indications, including metabolic conditions, and we look forward to his insights and contributions as we work to bring setmelanotide to people living with rare genetic disorders of obesity, their families and the broader community.”

Mr. Arbuckle currently serves as Executive Vice President and Chief Commercial Officer at Vertex Pharmaceuticals where he is responsible for the company’s reimbursement and access, sales, marketing, patient support and market research efforts within the cystic fibrosis franchise. Prior to joining Vertex, Mr. Arbuckle held several commercial leadership positions at Amgen including leading sales and marketing efforts for Amgen’s portfolio of cancer medicines, such as Aranesp®, Neulasta® injection and NEUPOGEN®, and leading the successful launches of XGEVA® injection and Nplate® injection. Most recently, he served as Vice President and Regional General Manager at Amgen, where he led efforts to expand the company’s presence in Asia, the Middle East, and Africa. Prior to these roles, Mr. Arbuckle spent 15 years at GlaxoSmithKline, where he held sales and marketing roles for medicines aimed at treating metabolic, respiratory, musculoskeletal, cardiovascular and other diseases. Mr. Arbuckle currently serves as a board member of ImmunoGen and as a national board member of Cancer Support Community, an international non-profit organization dedicated to providing support and education to people affected by cancer. He also serves on the Executive Committee and Health Section Governing Board for the Biotechnology Innovation Organization (BIO), where he is co-chair of the BIO Standing Committee on Access & Value. Mr. Arbuckle holds a B.S. in Pharmacology and Physiology from the University of Leeds in the United Kingdom.

“I look forward to working with Rhythm which is uniquely positioned to transform the care of rare genetic disorders of obesity. With setmelanotide, Rhythm is advancing a therapy that has the potential to restore appetite control and reduce weight by overcoming impairments within the MC4R pathway,” said Mr. Arbuckle. “Simultaneously, the company is building a community of genetic specialists, health care providers, caregivers and patients to better understand these disorders and improve patient care and management.”

About Rhythm

Rhythm is a biopharmaceutical company focused on the development and commercialization of therapies for the treatment of rare genetic disorders of obesity. Rhythm is currently evaluating the efficacy and safety of setmelanotide, the company’s first-in-class MC4R agonist, in Phase 3 studies in patients with Pro-opiomelanocortin (POMC) deficiency obesity, Leptin receptor (LEPR) deficiency obesity, Bardet-Biedl Syndrome, and Alström syndrome. Rhythm is dedicated to improving the understanding of severe obesity that results from specific genetic disorders. For healthcare professionals, visit www.UNcommonObesity.com for more information. For patients and caregivers, visit www.LEADforRareObesity.com for more information. The company is based in Boston, MA.

Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and that involve risks and uncertainties, including statements regarding Rhythm’s business strategy and goals, its future clinical development, and its expectations regarding setmelanotide. Statements using word such as “expect”, “goal”, “anticipate”, “believe”, “may”, “will”, “plan” and similar terms are also forward looking statements.  Such statements are subject to numerous risks and uncertainties, including but not limited to, our ability to enroll patients in clinical trials, the design and outcome of clinical trials, the impact of competition, the ability to achieve or obtain necessary regulatory approvals, risks associated with data analysis and reporting, and expenses, and other risks as may be detailed from time to time in our Annual Reports on Form 10-K and quarterly reports on Form 10-Q and other reports we file with the Securities and Exchange Commission. Except as required by law, we undertake no obligations to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release, whether as a result of new information, future developments or otherwise.

Corporate Contact:

David Connolly

Head of Investor Relations and Corporate Communications

Rhythm Pharmaceuticals, Inc.

857-264-4280

dconnolly@rhythmtx.com

Investor Contact:

Hannah Deresiewicz

Stern Investor Relations, Inc.

212-362-1200

hannah.deresiewicz@sternir.com

Media Contact:

Adam Daley

Berry & Company Public Relations

212-253-8881

adaley@berrypr.com